UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Restructuring Support Agreement

On August 6, 2014, Eagle Bulk Shipping Inc. (the “Company”) and each of its direct and indirect subsidiaries entered into a Restructuring Support Agreement (the “RSA”) with certain lenders (the “Consenting Lenders”) under the Fourth Amended and Restated Credit Agreement, dated as of June 20, 2012, by and among the Company, the Royal Bank of Scotland plc, as Agent and Security Trustee, and the lenders party thereto (the “Credit Agreement”). Pursuant to the terms of the RSA, the Consenting Lenders (who collectively hold more than 85% of the loans outstanding under the Credit Agreement and constitute more than two-thirds of the lenders under the Credit Agreement) have agreed to support a balance sheet restructuring of the Company as reflected in the prepackaged plan of reorganization annexed thereto (the “Plan”).

The RSA provides, subject to its terms and conditions, among other things:

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the Consenting Lenders agree to: (i) support and take all actions necessary or reasonably requested by the Company to facilitate consummation of the restructuring transaction contemplated by the RSA (the “Restructuring”), including to timely vote to accept the proposed Plan and not to elect to preserve any claims in connection therewith; (ii) support confirmation of the Plan and approval of the disclosure statement in respect of the Plan (the “Disclosure Statement”); (iii) neither join in, nor support, any objection to the Disclosure Statement, the solicitation procedures, or the Plan, or otherwise commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Company in connection with the confirmation of the Plan; (iv) support the Company’s efforts to obtain the Exit Financing Facility (as defined below); (v) not exercise any right or remedy or take any action in respect of any potential, actual, or alleged “Default” or “Event of Default” under the Credit Agreement specified in the RSA or otherwise triggered as a result of the commencement or pendency of the Prepackaged Case (as defined below); (vi) use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonable requested by the Company to support, implement and consummate the Restructuring and (vii) support the Company’s efforts to remain listed on the NASDAQ Global Select Market (“NASDAQ”) and, if the Company loses its NASDAQ listing prior to the consummation of the Restructuring, support the Company’s efforts to become relisted on NASDAQ.

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the Company agrees to: (i) support and complete the Restructuring and all transactions contemplated under the Plan and the RSA in accordance with certain milestones, and take any and all necessary actions in furtherance of the Restructuring, the RSA, and, once filed, the Plan; (ii) use commercially reasonably efforts to obtain any and all required regulatory and/or third-party approvals necessary to consummate the Restructuring; and (iii) take no action materially inconsistent with the adoption and implementation of the Plan and confirmation thereof.

The RSA is subject to termination in respect of the obligations of the Company and the Consenting Lenders by the mutual agreement of the Company and at least four Consenting Lenders who are not affiliates of each other and who hold, in the aggregate, at least 66 2/3% of the principal amount of the total outstanding loans under the Credit Agreement held by all Consenting Lenders (the “Majority Consenting Lenders”). The RSA is subject to termination in a number of other circumstances, including, without limitation:

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by the Company, following the occurrence of any of the events specified in the RSA, including: (i) a breach by a Consenting Lender of its obligations under the RSA that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation thereof and that remains uncured for the specified period; (ii) the Company’s board of directors (the “Board”) determining, consistent with its fiduciary duties, that (A) continued pursuit of the Restructuring is inconsistent with its fiduciary duties, or (B) having received an unsolicited proposal or offer for an alternative transaction other than the Plan (an “Alternative Transaction”), that responding to such Alternative Transaction is necessary and the Board determining to pursue such Alternative Transaction; (iii) the Consenting Lenders at any time (A) do not constitute more than 50% of the lenders under the Credit Agreement or (B) hold collectively less than 66 2/3% of the total outstanding loans under the Credit Agreement; (iv) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of an injunction, judgment, decree or similar ruling or order preventing consummation of a material portion of the Restructuring or (v) the effective date of the Plan shall not have occurred by November 30, 2014; and

●

by any Consenting Lender, as to its own obligations, following the occurrence of any of the events specified in the RSA (unless waived by such Consenting Lender or by the Majority Consenting Lenders) including: (i) the Company’s failure to meet the milestones under the RSA unless such failure is due to a fault on the part of a Consenting Lender; (ii) the Company’s material breach of the RSA that remains uncured for the specified period; (iii) the Company’s or any of its subsidiaries’ breach of any representation, warranty, covenant or obligation under the RSA that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation thereof which remains uncured for the specified period; (iv)(A) the occurrence of an Event of Default under (and as defined in) the Credit Agreement (other than specified defaults or an Event of Default triggered as a result of the commencement or pendency of the Prepackaged Case) or the credit agreement in respect of the DIP Facility (as defined below) or (B) a violation of the Company’s obligations under the interim and final financing orders contemplated by the RSA, in each case that remains uncured in accordance with the terms set forth therein; (v) the entry by the Court (as defined below) of certain specified orders; (vi) the Company or any of its subsidiaries amends or modifies the “Definitive Documentation” (as defined in the RSA) unless such amendment or modification is consistent with the RSA or reasonably acceptable to the Majority Consenting Lenders; (vii) the Board of the Company or any of its subsidiaries authorizes and pursues an Alternative Transaction, or any of the Company or its subsidiaries publicly supports an Alternative Transaction or files a motion seeking authority to sell any material assets, without the prior consent of the Majority Consenting Lenders; (viii) the issuance by any governmental authority of any ruling enjoining the substantial consummation of the Restructuring, subject to certain exceptions; (ix) the filing by the Company or any of its subsidiaries of any motion for relief seeking certain specified actions; (x) the amount or terms of the Exit Financing Facility differ in a meaningful way from the terms of the third-party exit financing proposal referenced in the RSA; or (xi) the effective date of the Plan shall not have occurred by November 30, 2014 (provided that, notwithstanding anything to the contrary in the RSA, the termination rights specified in clauses (x) and (xi) may not be amended, waived or otherwise modified without the consent of such affected Consenting Lender).

The terms of the Restructuring include, among other things:

●	entry into a $50 million new “debtor-in-possession” credit facility (the “DIP Facility”);

●	entry into a new senior secured credit facility (the “Exit Financing Facility”) upon the consummation of the Plan, which is anticipated to be in an amount of $275 million (inclusive of a $50 million revolving credit facility);

●	the cancellation of all equity interests in the Company;

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exchange of the loans under the Credit Agreement for (i) new shares of the reorganized Company’s common stock (the “New Eagle Equity”) equal to 99.5% of the total outstanding New Eagle Equity, subject to dilution by the MIP and the Equity Warrants (each as defined below), and (ii) cash (the “Lender Cash Distribution”);

●	the unimpairment of all general unsecured creditors’ claims under section 1124 of the Bankruptcy Code (as defined below);

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the current holders of the Company’s common stock (other than the Consenting Lenders on account of shares received upon conversion of the Amended Lender Warrants (as defined in the Plan)) receiving (i) shares equal to 0.5% of the total outstanding New Eagle Equity (subject to dilution by the MIP and the Equity Warrants), and (ii) warrants for 7.5% of the total outstanding New Eagle Equity (subject to dilution by the MIP) exercisable at any time for a period of seven years from the effective date of the Plan at the exercise price per share set forth in the Plan (the “Equity Warrants”); and

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the establishment of a management equity incentive plan (the “MIP”) reserving certain common stock of the reorganized Company pursuant to which senior management and certain other employees of the reorganized Company will receive the following: (i) 2% of the shares of the New Eagle Equity (on a fully diluted basis), and (ii) the following stock options: (A) seven-year stock options to acquire 2.5% of the New Eagle Equity (on a fully diluted basis) based on a total implied equity value equal to (x) $900 million (the “Plan Enterprise Value”) minus (y) the amount of debt incurred, as of the effective date of the Plan, under the Exit Financing Facility, and (B) seven-year stock options to acquire 3.0% of the New Eagle Equity (on a fully diluted basis) based on a total implied equity value equal to (x) 130.2% times the Plan Enterprise Value minus (y) the amount of debt incurred, as of the effective date of the Plan, under the Exit Financing Facility, each of the foregoing to vest over a four year schedule through 25% annual installments commencing on the first anniversary of the consummation of the Restructuring. The MIP also provides that an additional amount of no less than 2.5% of New Eagle Equity (on a fully diluted basis), subject to upward adjustment as may be agreed by the Company and the Majority Consenting Lenders prior to the effective date of the Plan, will also be reserved for future issuance at the discretion of the reorganized Company’s new board of directors.

The RSA provides for a cash fee to the Consenting Lenders in exchange for their entry into the RSA in an amount equal to 3% of each Consenting Lender’s principal amount of loans under the Credit Agreement (the “RSA Fee”). The payment of the RSA fee will be deferred during the duration of the RSA, and is deemed automatically cancelled and forfeited by each Consenting Lender in certain events, including upon the consummation of the Restructuring or a breach by such Consenting Lender of its obligations under the RSA. The Company may elect to convert the RSA Fee into PIK Loans (as defined in the Credit Agreement), provided that if the RSA is terminated by virtue of the Company’s entry into and consummation of an Alternative Transaction, then the RSA Fee will be paid in cash upon the substantial consummation of such Alternative Transaction.

The RSA contemplates that the Plan will be implemented through a voluntary prepackaged case (the “Prepackaged Case”) to be commenced in the United States Bankruptcy Court for the Southern District of New York (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Plan is expected to reduce the debt obligations of the Company by approximately $975 million and enhance the Company’s liquidity. In accordance with the above, and in furtherance of the foregoing, the Company intends to solicit votes for the Plan from its lenders under the Credit Agreement, and to commence the Prepackaged Case as soon as it receives affirmative votes on the Plan from its lenders under the Credit Agreement in an amount sufficient to confirm the Plan. At the present time, the Company intends for the Prepackaged Case to be filed only in respect of the parent company, Eagle Bulk Shipping Inc., but not any of its subsidiaries. Accordingly, and in light of the Plan providing for payment in full to trade creditors, suppliers and customers, the proposed balance sheet restructuring is not expected to impact any of the Company’s trade obligations and the Company is further expected to maintain normal, day-to-day operations during the process.

ITEM 7.01  REGULATION FD DISCLOSURE.

Copies of the Plan and the Disclosure Statement are being attached as Exhibit B and Exhibit C, respectively, to the RSA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Exhibit C to the Disclosure Statement includes certain financial projections as to future performance which have not been previously publicly disclosed by the Company. Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments, actions of third parties or otherwise.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements. These forward-looking statements are based on the current expectations and observations of the Company’s management, and include factors that could cause actual results to differ materially, such as: the Company’s ability to meet current operating needs, including its ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers, and service providers and to retain key executives, managers, and employees; the Company’s ability to obtain Court approval with respect to motions in the Prepackaged Case; the effects of the Court rulings in the Prepackaged Case and the outcome of the case in general; the length of time the Company will operate under the Prepackaged Case; the pursuit by the Company’s various creditors, equity holders, and other constituents of their interests in the Prepackaged Case; risks associated with third party motions in the Prepackaged Case, which may interfere with the ability to consummate the Plan; the adverse effects of the Prepackaged Case on the Company’s liquidity or results of operations generally; the increased administrative and restructuring costs related to the Prepackaged Case; the Company’s ability to maintain adequate liquidity to fund operations during the Prepackaged Case and thereafter; the sufficiency of the “exit” financing contemplated by the Plan; the Company’s ability in the future to arrange and consummate financing or sale transactions or to access capital; the effects of changes in the Company’s credit ratings; the timing and realization of the recoveries of assets and the payments of claims in the Prepackaged Case and the amount of expenses projected to recognize such recoveries and reconcile such claims; the occurrence of any event, change, or other circumstance that could give rise to the termination of the RSA; the effects of actions taken by NASDAQ against the Company during the pendency of the Restructuring, including the possibility of delisting; and the other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings on Form 10-Q and Form 8-K.

Nothing in this Current Report on Form 8-K shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the RSA or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.1	Restructuring Support Agreement by and among Eagle Bulk Shipping Inc., its subsidiaries and certain lenders under its Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 6, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer